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MANAGED PORTFOLIO SERIES
on behalf of the Funds managed by
Reinhart Partners, Inc.
MULTIPLE CLASS PLAN
Pursuant to Rule-18f-3 under the Investment Company Act of 1940, as amended (the “1940
Act”), Managed Portfolio Series (the “Trust”) has adopted this Multiple Class Plan (the “Plan”)
on behalf of the Funds managed by Reinhart Partners, Inc. which sets forth the method for allocating fees and expenses among each class of shares (each a “Class” and collectively, the
“Classes”) of the series of the Trust (the “Funds”) set forth in Exhibit A hereto.  In addition, the
Plan sets forth the maximum initial sales charges, contingent deferred sales charges (“CDSCs”),
Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Funds.
The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933.  The Trust hereby elects to offer multiple classes of shares of the Funds pursuant to the provisions of Rule 18f-3 and the
Plan.  Exhibit A hereto, as may be amended from time to time, lists the Funds that have approved the Plan and the classes of such Funds.
SECTION 1. Rights and Obligations.  Except as set forth herein, all Classes of shares issued by the Funds shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations, and terms and conditions.  The only differences among the various Classes of shares relate solely to the following:  (a) each Class may be subject to different Class expenses and sales charges as discussed under Section 3 of this
Plan; (b) each Class may bear a different identifying designation; (c) each Class has exclusive voting rights with respect to matters solely affecting such Class; (d) each Class may have different redemption or exchange fees and exchange privileges; and (e) each Class may provide for the automatic conversion of that Class into another Class.
SECTION 2.  Class Arrangements.  The class arrangements for each Class shall be as set forth in the applicable exhibit hereto.
SECTION 3.Allocation of Expenses.
(a)Class Expenses.  Each Class of shares may be subject to different Class expenses
(collectively, “Class Expenses”) consisting of:
1.Front-end sales charges or CDSCs;
2.Rule 12b-1 plan distribution and servicing fees, and shareholder servicing plan fees, if applicable to a particular Class;
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3.Transfer agency and other recordkeeping costs to the extent allocated to a particular Class;
4.SEC and blue sky registration fees incurred separately by a particular Class;
5.Litigation or other legal expenses relating solely to a particular Class;
6.Printing and postage expenses related to the preparation and distribution of
Class specific materials such as shareholder reports, prospectuses and proxies to shareholders of a particular Class;
7.Expenses of administrative personnel and services as required to support the shareholders of a particular Class;
8.Audit or accounting fees or expenses relating solely to a particular Class;
9.Trustee fees and expenses incurred as a result of issues relating solely to a particular Class; and
10.Any other expenses, excluding advisory or custodial fees or other expenses related to the management of a Fund’s assets, subsequently identified that should be properly allocated to a particular Class, which shall be approved by the Trust’s Board of Trustees (the “Board”) and a majority of the trustees of the Board who are not interested trustees (each, a “Disinterested Trustee”).
(b)Other Expenses.  Except for the Class Expenses discussed above (which will be allocated to the appropriate Class), all expenses incurred by a Fund will be allocated to all
Classes of shares on the basis of the net asset value of each Class to the net asset value of the Trust or the Fund, as the case may be.  Excess expenses created by the imposition of an operating expense limit on one or more Classes shall be considered general Fund expenses.
(c)Waivers and Reimbursements of Expenses.  The Funds’ investment adviser and any provider of services to the Funds may waive or reimburse the expenses of a particular
Class or Classes; provided, however, that such waiver shall not result in cross-
subsidization between Classes.
SECTION 4. Allocation of Income.  The Funds will allocate income and realized and unrealized capital gains and losses and appreciation and depreciation based on the relative net assets of each Class of shares.
SECTION 5.Exchange Privileges.  Shareholders of each Fund may participate in an exchange of shares, subject to the Funds’ right to reject any exchange request, in whole or in part, for any reason and without prior notice.  A Fund may decide to restrict purchase and sale activity
(including exchanges) in its shares based on various factors, including whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect its performance.  Each Fund reserves the right to terminate or modify the exchange privileges of
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Fund shareholders in the future.  Shares to be exchanged will be redeemed at their next calculated net asset value following receipt of an exchange request in the form of a proper redemption request, as described in the applicable prospectus.  An exchange of shares will be subject to any redemption fee applicable to a redemption of shares.  See each Fund’s current prospectus for more information about share exchanges.
SECTION 6.Conversions.  Currently, no Class of shares will automatically convert into shares of another Class.  However, a shareholder of Investor Class or Advisor Class shares may request to convert to Institutional Class shares if they are eligible in accordance with the Fund’s current prospectus.  Any implementation of a conversion feature is subject to the continuing availability of a ruling or regulations of the Internal Revenue Service (“IRS”), or of an opinion of counsel or tax adviser, stating that the conversion of one Class of shares to another does not constitute a taxable event under federal income tax law.  The conversion feature may be suspended if such a ruling, regulation or opinion is not available.
SECTION 7.Board Review.  The Board shall review the Plan as it deems necessary.  Prior to any material amendment(s) to the Plan with respect to any of the Fund’s shares, the Board, including a majority of the Trustees that are not interested persons of the Trust, shall find that the
Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Fund individually and the Fund as a whole.  In considering whether to approve any proposed amendment(s) to the Plan, the Board shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.
SECTION 8.Effective Date.  The Plan shall become effective when initially approved by both the Board and a majority of Disinterested Trustees.
(Originally adopted specific to the Funds on November 16, 2016, as revised November 15, 2017, May 21, 2026 and September 28, 2026)
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Exhibit A
MULTIPLE CLASS PLAN
MANAGED PORTFOLIO SERIES
on behalf of the funds managed by Reinhart Partners, Inc.
Investor Class

Fund	Maximum Initial Sales Charge	Contingent Deferred Sales Charge	Maximum Annual Rule 12b-1 Distribution Fee	Maximum Annual Shareholder Servicing Fee	Conversion Features	Exchange Privileges	Redemption Fees
Reinhart Mid Cap PMV Fund	None	None	0.25%	0.15%	None	None	None
Reinhart Genesis PMV Fund	None	None	0.25%	0.15%	None	None	None
Advisor Class

Fund	Maximum Initial Sales Charge	Contingent Deferred Sales Charge	Maximum Annual Rule 12b-1 Distribution Fee	Maximum Annual Shareholder Servicing Fee	Conversion Features	Exchange Privileges	Redemption Fees
Reinhart Mid Cap PMV Fund	None	None	None	0.15%	None	None	None
Reinhart Genesis PMV Fund	None	None	None	0.15%	None	None	None
Institutional Class

Fund	Maximum Initial Sales Charge	Contingent Deferred Sales Charge	Maximum Annual Rule 12b-1 Distribution Fee	Maximum Annual Shareholder Servicing Fee	Conversion Features	Exchange Privileges	Redemption Fees
Reinhart Mid Cap PMV Fund	None	None	None	None	None	None	None
Reinhart Genesis PMV Fund	None	None	None	None	None	None	None